UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010

AMICUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On October 7, 2010, Amicus Therapeutics, Inc. (the “Company”) appointed Mohan Ganesan, Senior Director, Financial Planning & Analysis, as its Principal Financial Officer and Treasurer, and Daphne E. Quimi, Corporate Controller, as its Principal Accounting Officer and Assistant Treasurer.

Mr. Ganesan, 42, joined the Company in June 2007 as Director of Financial Planning & Analysis and was named Senior Director, Financial Planning & Analysis in January 2010. From July 2002 to June 2007, Mr. Ganesan worked in a variety of finance roles with increasing responsibility at Pfizer, Inc, most recently serving as Finance Director of the Business Analysis and Financial Systems Group within Pfizer’s US Pharmaceuticals business. Mr. Ganesan received his B.S. from the Indian Institute of Technology, Mumbai (India), M.S. from the Georgia Institute of Technology and M.B.A. from the University of Chicago’s Booth School of Business.

Ms. Quimi, 44, joined the Company in September 2007 as Director of Accounting Policy and External Reporting, and in January 2010 was named Corporate Controller. From October 2005 to September 2007, Ms. Quimi worked at Bristol Myers Squibb where she served as Director of Consolidations and External Reporting. Ms. Quimi is a certified public accountant in New Jersey and a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants. Ms. Quimi received a B.S. in Accountancy from Monmouth University and an M.B.A. from the Stern School of Business of New York University.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: October 13, 2010

By:    /s/ GEOFFREY P. GILMORE
Name:  Geoffrey P. Gilmore
Title:   Senior Vice President and General Counsel

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